                                                                  EXHIBIT 10.290

                       LIGAND PHARMACEUTICALS INCORPORATED

          AMENDED AND RESTATED NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
              STOCK OPTION UNDER DIRECTOR FEE OPTION GRANT PROGRAM

                AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2005

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Ligand Pharmaceuticals Incorporated (the "Corporation"):

            Optionee: Alexander Cross

            Grant Date: January 3, 2005

            Grant Number: B95685

            Number of Option Shares: 1,841 shares of Common Stock

            Exercise Price: $3.7330 per share

            Expiration Date: January 3, 2015

            Type of Option: Non-Statutory Stock Option

            Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of twelve (12) successive equal monthly installments upon Optionee's completion of each calendar month of service as a member of the Corporation's Board of Directors (the "Board") during calendar year 2005, with the first such installment to become exercisable upon Optionee's continuation in Board service through January 31, 2005. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Director Fee Option Grant Program under the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Director Fee Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

            No Impairment of Rights. Nothing in this Notice or the attached Director Fee Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Director Fee Stock Option Agreement.

DATED:  _________________, _______


                                 LIGAND PHARMACEUTICALS INCORPORATED


                                 By:
                                           -------------------------------------

                                 Title:

                                           -------------------------------------


                                           -------------------------------------
                                           OPTIONEE - ALEXANDER CROSS

                                 Address:

                                           -------------------------------------

                                           -------------------------------------


ATTACHMENTS

EXHIBIT A - DIRECTOR FEE STOCK OPTION AGREEMENT

                                    EXHIBIT A

                       LIGAND PHARMACEUTICALS INCORPORATED

            AMENDED AND RESTATED DIRECTOR FEE STOCK OPTION AGREEMENT

RECITALS

      A. The Corporation has implemented a special director fee stock option grant program under the Plan pursuant to which non-employee members of the Board may, by prior irrevocable election, apply all or any portion of the annual fee(s) otherwise payable to them in cash to the acquisition of a special stock grant.

      B. Optionee is a non-employee Board member who made the requisite election to apply a portion of his or her annual fee(s) to the acquisition of the special option, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of such special option to Optionee.

      C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

            3. LIMITED TRANSFERABILITY.

                  (a) This option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

                  (b) Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of inheritance. However,

Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

            4. EXERCISABILITY/VESTING. This option shall become vested and exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until March 15, 2006. The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5, 6 or 7, but in no event shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

            5. EXERCISE OF OPTION.

                  (a) This option shall only be exercisable by Optionee on or before March 15, 2006. Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested.

                  (b) In the event this option is not exercised by Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) before March 15, 2006, this option shall be automatically exercised on March 15, 2006 without any further action by Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3). Upon such automatic exercise, the Corporation shall distribute to Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3), in accordance with Paragraph 10(c), a number of Option Shares, if any, with an aggregate Fair Market Value on the date of exercise of this option equal to the amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Common Stock on the date of exercise of this option exceeds the Exercise Price per share of this option, by (ii) the number of Option Shares with respect to which this option is vested and exercisable on such exercise date. The automatic exercise of this option pursuant to this Paragraph 5(b) has been pre-approved by the Board and the Optionee, and neither the approval of the Plan Administrator nor the consent of the Board shall be required at the time of the actual exercise of this option pursuant to this Paragraph 5(b).

                  (c) Should Optionee cease service as a Board member by reason of death or Permanent Disability, then this option shall automatically accelerate and become immediately exercisable for all of the Option Shares at the time subject to this optin so that Optionee (or the personal representative of Optionee's estate or the person or persons to whom the option is transferred upon Optionee's death or to whom the option is transferred during Optionee's lifetime pursuant to a permitted transfer under Paragraph 3 or the designated beneficiary or beneficiaries of this option, as the case may be) shall have the right to exercise this option for any or all of those Option Shares as fully-vested shares of Common Stock.

                  (d) Upon exercise of this option, this option shall be cancelled and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement.

                  (e) Notwithstanding the foregoing, this option shall be exercisable, and Option Shares shall be issuable with respect to this option, at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause this option or the Option Shares issuable with respect to this option to be includible in the gross income of Optionee under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the Treasury regulations and other guidance thereunder.

            6. CHANGE IN CONTROL.

                  (a) In the event of a Change in Control effected during Optionee's period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.

                  (b) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

            7. HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER. In the event of a Hostile Take-Over effected during Optionee's period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of that Hostile Take-Over, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.

            8. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, proportionate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            9. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

            10. MANNER OF EXERCISING OPTION.

                  (a) Subject to Paragraph 5(b), in order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                        (i) Execute and deliver to the Corporation a Notice of Exercise (see attached form) for the Option Shares for which the option is exercised.

                        (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                              (A) cash or check made payable to the Corporation
            (includes cash paid from Optionee's brokerage pursuant to a presale of shares in a so-called "cashless" exercise),

                              (B) shares of Common Stock held by Optionee (or
            any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                              (C) to the extent the option is exercised for
            vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                        (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  (b) Except to the extent the sale and remittance procedure is utilized in connection with the option exercise or this option is automatically exercised pursuant to

Paragraph 5(b), payment of the Exercise Price must accompany the Notice of Exercise (or the Purchase Agreement) delivered to the Corporation in connection with the option exercise.

                  (c) As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

                  (d) In no event may this option be exercised for any fractional shares.

            11. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

            12. COMPLIANCE WITH LAWS AND REGULATIONS.

                  (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

            14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

            16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

            17. INFORMATION REQUIREMENTS. In the event the Corporation's annual financial statements cease to be publicly available through the Corporation's periodic filings under the Securities Exchange Act of 1934, as amended, the Corporation will provide Optionee with copies of its annual financial statements at least once per year in accordance with Section 260.140.46 of the Regulations promulgated under the California Corporate Securities Law.

                                    EXHIBIT I

                               NOTICE OF EXERCISE

            I hereby notify Ligand Pharmaceuticals Incorporated (the "Corporation") that I elect to purchase _____________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 2002 Stock Incentive Plan on _________________, ________.

            Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise of the Option.



-------------------------, --------
Date

                                      ---------------------------
                                      Optionee

                                      ---------------------------

                                      Address:

                                      ---------------------------

Print name in exact manner
it is to appear on the
stock certificate:
                                      ---------------------------

Address to which certificate
is to be sent, if different
from address above:
                                      ---------------------------

                                      ---------------------------

Social Security Number:
                                      ---------------------------

                                    APPENDIX

            The following definitions shall be in effect under the Agreement:

            A. AGREEMENT shall mean this Director Fee Stock Option Agreement.

            B. BOARD shall mean the Corporation's Board of Directors.

            C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  (i) a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                  (iii) .the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

            D. COMMON STOCK shall mean shares of the Corporation's common stock.

            E. CODE shall mean the Internal Revenue Code of 1986, as amended.

            F. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

            G. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

            H. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

            I. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

            J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            K. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

            L. GRANT NOTICE shall mean the Notice of Grant of Non-Employee Director Stock Option Under Director Fee Option Grant Program accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

            M. HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

                  (ii) a Hostile Tender-Offer.

            N. HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

            O. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

            P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

            Q. NOTICE OF EXERCISE shall mean the notice of exercise in the form of Exhibit I.

            R. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

            S. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

            T. PERMANENT DISABILITY shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
(12) months.

            U. PLAN shall mean the Corporation's 2002 Stock Incentive Plan.

            V. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

            W. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice, pursuant to which the Option Shares will vest in one or more installments over the Optionee's period of Board service, subject to acceleration in accordance with the provisions of the Agreement.